SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 16, 2025

Charter Communications, Inc.
CCO Holdings, LLC

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

001-33664	84-1496755
001-37789	86-1067239
(Commission File Number)	(I.R.S. Employer Identification Number)

400 Washington Blvd.
Stamford, Connecticut 06902
(Address of principal executive offices, including zip code)

(203) 905-7801
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $.001 Par Value	CHTR	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Transaction Agreement

On May 16, 2025, Charter Communications, Inc., a Delaware corporation (“Charter”), entered into a Transaction Agreement (the “Transaction Agreement”) by and among Charter, Charter Communications Holdings, LLC, a Delaware limited liability company and wholly owned subsidiary of Charter (“Charter Holdings”), and Cox Enterprises, Inc., a Delaware corporation (“Cox Parent”), pursuant to which (i) Cox Parent (or a subsidiary thereof) will sell and transfer to Charter (or a subsidiary thereof) 100% of the equity interests of certain subsidiaries of Cox Communications, Inc. (“Cox”) that conduct Cox’s commercial fiber and managed IT and cloud services businesses (the “Equity Sale”), (ii) Cox Parent (or a subsidiary thereof) will contribute the equity interests of Cox (after its conversion into a limited liability company pursuant to the pre-closing restructuring described below) and certain other assets (other than certain excluded assets) primarily related to Cox’s residential cable business to Charter Holdings (the “Contribution”) and (iii) Cox Parent will contribute $1.00 to Charter Holdings (the transactions described in clauses (i)-(iii), collectively, the “Transaction”).

Consideration

Pursuant to the Transaction Agreement, at the closing of the Transaction (the “Closing”):

•	In consideration of the Equity Sale, Charter (or a subsidiary thereof) will pay $3.5 billion in cash to Cox Parent (or a subsidiary thereof);

•
In consideration of the Contribution, Charter Holdings will (i) pay to Cox Parent $500 million in cash and (ii) issue to Cox Parent convertible preferred units of Charter Holdings with an aggregate liquidation preference of $6.0 billion which will pay a 6.875% coupon, and approximately 33.6 million common units of Charter Holdings priced at $353.64 (the “Reference Price”) per share. The convertible preferred units of Charter Holdings will be convertible into common units of Charter Holdings, with an initial conversion price of $477.41, a 35% premium to the Reference Price, subject to certain adjustments. The common units of Charter Holdings will be exchangeable by the holder, in certain circumstances, for cash or, at the election of Charter, Charter Class A common stock on a one-for-one basis, subject to certain adjustments; and

•
In consideration of the $1.00 contribution from Cox Parent to Charter, Charter will issue to Cox Parent one share of a new class of Charter common stock (the “Class C common stock” and such issuance, collectively with the issuance of Charter Holdings common units and convertible preferred units to Cox Parent described in the immediately preceding bullet, the “Equity Issuance”). The Class C common stock will be equivalent, economically, to the Class A common stock and Class B common stock of Charter but will have a number of votes per share that reflect the voting power of the Charter Holdings common units and the convertible preferred units held by Cox Parent on an as-converted, as-exchanged basis.

Based on Charter’s share count as of March 31, 2025, at the Closing, Cox Parent will own approximately 23% of the combined entity’s common shares outstanding, on an as-exchanged, as-converted basis.   The combined entity will assume Cox’s approximately $12 billion in outstanding debt.

Closing Conditions

The Closing is subject to certain customary mutual conditions, including (i) the approval of the Certificate Amendment (as defined below) by the affirmative vote of the holders of a majority of the aggregate voting power of the outstanding shares of Charter Class A common stock and Class B common stock, voting together, (ii) the approval of the Equity Issuance by the affirmative vote of the holders of a majority of the votes cast by the holders of Charter Class A common stock and Class B common stock, voting together (together with the approval contemplated by clause (i), the “Charter Requisite Approvals”); (iii) any applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any commitments by the parties not to close before a certain date under any timing agreement entered into with a government entity, in each case, in respect of the Transaction shall have expired or been terminated (solely in the case of Charter’s obligations to close, without the imposition of a Burdensome Condition (as defined in the Transaction Agreement)); (iv) the receipt of certain other required regulatory approvals, including approval of the U.S. Federal Communications Commission and certain local franchise and state public utility commission approvals (solely in the case of Charter’s obligations to close, without the imposition of a Burdensome Condition); and (v) the absence of any order or law that enjoins or otherwise prohibits the Closing.

The respective obligation of each party to consummate the Transaction is also conditioned upon (i) the other party’s representations and warranties being true and correct (subject to certain materiality and material adverse effect qualifications), (ii) the absence of a material adverse effect on the other party and (iii) the other party having performed in all material respects its obligations under the Transaction Agreement.

Approval and Recommendation

The Board of Directors of Charter (the “Charter Board”) by all directors present unanimously approved the Transaction Agreement and the transactions contemplated thereby and resolved to recommend that the Charter stockholders vote in favor of the approval of the Equity Issuance and the Certificate Amendment, subject to certain exceptions set forth in the Transaction Agreement. The Transaction Agreement and the transactions contemplated thereby were also approved by (a) a majority of the directors unaffiliated with Liberty Broadband Corporation, a Delaware corporation (“Liberty”), and Advance/Newhouse Partnership, a New York partnership (“A/N”), (b) a majority of the directors designated by Liberty and (c) a majority of the directors designated by A/N, consistent with the requirements set forth in Charter’s governing documents.

Representations, Warranties and Covenants

The Transaction Agreement includes customary representations, warranties and covenants of Charter and Cox Parent, including, among other things, covenants regarding the conduct of business by Charter and Cox Parent between signing and Closing, a covenant by Cox Parent to implement certain internal restructuring steps prior to the Closing, and a covenant for Charter and Cox Parent to use reasonable best efforts to obtain the required regulatory approvals subject to specified limitations.

In addition, Charter has agreed to non-solicitation obligations with respect to certain third-party acquisition proposals and has agreed to certain restrictions on its and its representatives’ ability to respond to any such proposals. The Charter Board has also agreed to recommend that the Charter stockholders vote in favor of the approval of the Certificate Amendment and the Equity Issuance, subject to the right of the Charter Board to change its recommendation in response to a Columbus Superior Proposal or a Columbus Intervening Event (each as defined in the Transaction Agreement), in each case, subject to the terms and conditions set forth in the Transaction Agreement and if the Charter Board determines in good faith and after consultation with its legal advisors that a failure to change its recommendation would be inconsistent with its fiduciary duties.  If the Charter Board changes its recommendation, Cox Parent has the right to terminate the Transaction Agreement.

Termination

The Transaction Agreement includes termination provisions in favor of both Charter and Cox Parent and provides that, in connection with a termination of the Transaction Agreement under specified circumstances, including Cox Parent’s termination of the Transaction Agreement following a change of recommendation of the Charter Board, but prior to the receipt of the Charter Requisite Approvals, Charter will be required to pay Cox Parent a termination fee of $875 million.

In addition, either Charter or Cox Parent may terminate the Transaction Agreement (i) if the Transaction has not been consummated by May 16, 2026 (which date may be extended by either party in ninety (90) day increments to May 16, 2027 if any of the required regulatory approvals have not been obtained), (ii) upon the issuance by a court or other government entity of an order permanently restraining, enjoining or otherwise prohibiting the Transaction, which order is final and non-appealable, (iii) if the Charter Requisite Approvals are not obtained at a stockholders’ meeting (or at any adjournment or postponement of such meeting) called for the purpose of approving the Certificate Amendment and Equity Issuance, or (iv) if the other party has breached any representation, warranty or covenant causing the failure of a closing condition (subject to a cure period).

Recourse

The representations and warranties in the Transaction Agreement generally do not survive the Closing, and Charter and Cox Parent are not required to indemnify the other party for breaches of representations and warranties, except in certain agreed circumstances.  The covenants of the parties to be performed at or prior to the Closing survive for twelve (12) months from the Closing, and the covenants of the parties to be performed by the parties following the Closing survive until such covenant is fully performed.  Each of Charter and Cox Parent has agreed to indemnify the other for certain losses arising out of breaches of the covenants of such party in the Transaction Agreement. Cox Parent has agreed to indemnify Charter for certain losses arising out of certain excluded assets and liabilities, and Charter has agreed to indemnify Cox Parent for certain losses arising out of certain assumed assets and liabilities, subject to customary limitations.

Ancillary Agreements

The Transaction Agreement provides that at the Closing, Charter and Cox Parent will enter into various ancillary agreements, including, among others:

•
a third amended and restated stockholders agreement (the “Amended Stockholders Agreement”), by and among Charter, Cox Parent and A/N, which will amend and restate the Second Amended and Restated Stockholders Agreement of Charter, dated as of May 23, 2015, by and among Charter, A/N and Liberty (as amended to the date hereof, the “Existing Stockholders Agreement”);

•	a letter agreement (the “Cox Letter Agreement”), by and among Charter, Charter Holdings and Cox Parent, regarding Cox Parent’s participation in share repurchases by Charter;

•
a second amended and restated limited liability company agreement of Charter Holdings (the “Amended LLC Agreement”), by and among Charter, Cox Parent, A/N and the other parties thereto, which will amend and restate the Amended and Restated Limited Liability Company Agreement of Charter Holdings, dated as of May 18, 2016, by and among Charter, Charter Holdings, A/N and the other parties thereto;

•
an amended and restated tax receivables agreement (the “Amended TRA”), by and among Charter, Cox Parent, A/N and the other parties thereto, which will amend and restate the Tax Receivables Agreement, dated as of May 18, 2016, by and among Charter, A/N and the other parties thereto;

•
an amended and restated exchange agreement (the “Amended Exchange Agreement”), by and among Charter, Cox Parent, A/N and the other parties thereto, which will amend and restate the Exchange Agreement of Charter, dated as of May 18, 2016, by and among Charter, A/N and the other parties thereto; and

•
an amended and restated registration rights agreement, by and among Charter, Cox Parent and A/N (the “Amended RRA” and collectively with the Amended Exchange Agreement, the Amended TRA, the Amended LLC Agreement, the Cox Letter Agreement, the Amended Stockholders Agreement and any other agreements contemplated to be entered into in connection with the Transaction, the “Ancillary Agreements”), which will amend and restate the Registration Rights Agreement, dated as of May 18, 2016, by and among Charter, A/N, Liberty and the other parties thereto.

Forms of the Ancillary Agreements are attached to the Transaction Agreement or will be negotiated by the parties prior to the Closing in accordance with the terms set forth in the Transaction Agreement.

The Amended Stockholders Agreement provides, among other things, that at the Closing, the number of Charter directors will continue to be fixed at thirteen, the Liberty director designees will resign from the Charter Board, and Cox Parent will be entitled to select three designees to the Charter Board.  At the Closing, A/N’s two director designees will continue to serve on the Charter Board. Going forward, each of Cox Parent and A/N will be entitled to designate one, two or three nominees to be elected as directors provided that each maintains certain specified voting or equity ownership thresholds. Each of Cox Parent and A/N will be entitled to appoint one or more directors to each of the committees of the Charter Board, subject to applicable stock exchange listing rules and certain specified voting or equity ownership thresholds for each of Cox Parent and A/N and other limited exceptions, provided that the nominating and compensation committees will have at least a majority of directors unaffiliated with Cox Parent and A/N. Cox Parent and A/N also will have certain other committee designation and governance rights. Additionally, the Amended Stockholders Agreement provides that each of Cox Parent and A/N will be subject to certain limits on acquisitions of Charter shares (30% in the case of Cox Parent; 19% in the case of A/N). In addition, any shares owned by Cox Parent or A/N in excess of its applicable voting cap (30% in the case of Cox Parent; 15% in the case of A/N) must be voted in proportion to the public stockholders of Charter, other than with respect to certain specified matters. Each of Cox Parent and A/N will be subject to certain standstill provisions and will not be permitted to form a group, within the meaning of Regulation 13D, with each other or otherwise have arrangements or understandings concerning Charter except as otherwise permitted by the Amended Stockholders Agreement. Each of Cox Parent and A/N will be entitled to preemptive rights to maintain their respective percentage equity ownership of Charter in certain specified circumstances and to the extent that each maintains certain specified thresholds of equity ownership in Charter. Each of Cox Parent and A/N will be subject to certain restrictions on their ability to sell, transfer or dispose of their Charter securities. The rights of each of Cox Parent and A/N under the Amended Stockholders Agreement will generally terminate as such party falls below certain equity ownership thresholds, subject to certain grace periods during which such party can return its ownership or voting interest to the applicable threshold. At the Closing, Charter will amend its certificate of incorporation (the “Certificate Amendment”) in the form attached as an exhibit to the Transaction Agreement in order to, among other things, reflect the agreed-upon governance terms in the Amended Stockholders Agreement and the authorization of the new Class C common stock of Charter.

The Amended Stockholders Agreement also provides that at the Closing, Alexander C. Taylor, Chairman and Chief Executive Officer of Cox Parent, will serve as the Chairman of the Charter Board for an initial three-year term (unless Mr. Taylor ceases to serve as a member of the Charter Board prior thereto). The lead independent director of the Charter Board at the Closing will be Eric L. Zinterhofer, current Non-executive Chairman of the Charter Board. Following Mr. Taylor’s term as Chairman, the Charter Board will return to its normal annual process.  Additionally, following Mr. Taylor’s term as Chairman, Christopher L. Winfrey, the Chief Executive Officer of Charter, will serve as Chairman of the Charter Board; provided that if Mr. Winfrey is no longer a member of the Charter Board or is unwilling to serve as Chairman, then Mr. Zinterhofer instead will serve as Chairman (subject to his continued membership on the Charter Board and willingness to serve).  At the Closing, Charter will amend its bylaws in the form attached as an exhibit to the Transaction Agreement in order to provide, among other things, for supermajority director voting requirements (i.e., 75% of the full Charter Board including at least one Cox Parent designee) in connection with the Charter Board’s ability to modify certain of the agreed-upon governance terms set forth in the Amended Stockholders Agreement during Mr. Taylor’s initial term as Chairman.

The Amended Stockholders Agreement further provides, among other things and subject to the conditions and limitations set forth therein, that no later than one year following the Closing, Charter will change its name to “Cox Communications, Inc.”

The foregoing description of the Transaction Agreement, Ancillary Agreements and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the Transaction Agreement (including the Ancillary Agreements exhibited thereto), which is attached as Exhibit 2.1 hereto and incorporated herein by reference.

The Transaction Agreement and the above description have been included to provide investors and security holders with information regarding the terms of the Transaction Agreement and the Transaction. It is not intended to provide any other factual information about Charter, Cox Parent or their respective subsidiaries, affiliates or equityholders. The representations, warranties and covenants set forth in the Transaction Agreement were made only for the purposes of that agreement and as of specific dates, were made solely for the benefit of the parties to the Transaction Agreement (and the express third-party beneficiaries described therein), may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Transaction Agreement instead of establishing these matters as facts, as well as by information contained in Charter’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should be aware that the representations, warranties and covenants or any description thereof may not reflect the actual state of facts or condition of Charter, Cox Parent or any of their respective subsidiaries, affiliates, businesses or equityholders. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Transaction Agreement, which subsequent information may or may not be fully reflected in public disclosures by Charter. Accordingly, representations and warranties in the Transaction Agreement should not be relied on as characterization of the actual state of facts about Charter or Cox Parent.

Voting Agreements

In connection with the transactions contemplated by the Transaction Agreement, on May 16, 2025, Liberty entered into a voting agreement (the “Liberty Voting Agreement”) with Charter and Cox Parent, pursuant to which, subject to certain conditions, Liberty has committed to vote its shares of Charter Class A common stock beneficially owned as of the applicable record date for the applicable stockholders meeting representing, as of May 16, 2025, approximately 28% of the total voting power of the issued and outstanding shares of Charter common stock in favor of the Certificate Amendment and the Equity Issuance at any meeting of the stockholders of Charter called to vote upon such matters and against any action or proposal in favor of any Columbus Acquisition Proposal (as defined in the Transaction Agreement), provided that, if the Charter Board effects a change of recommendation in accordance with the Transaction Agreement, the number of shares held by Liberty subject to the foregoing voting requirements shall be limited to 20% of the total voting power of shares of Charter common stock with any shares in excess of such amount (other than the Proportional Voting Shares, as defined below) to be voted on such matters in Liberty’s discretion (other than the Proportional Voting shares, which are addressed below). The foregoing voting obligations will not apply to shares of Charter common stock beneficially owned by Liberty that exceed the voting cap applicable to Liberty under the Existing Stockholders Agreement (such shares, the “Proportional Voting Shares”), which Proportional Voting Shares, pursuant thereto, must be voted in the same proportion as all other votes cast with respect to the applicable matter (such proportion determined without inclusion of the votes cast by Liberty, A/N and other persons that beneficially own 10% or more of the total voting power of Charter). In addition, Liberty has agreed not to transfer any of its shares of Charter common stock, provided that the foregoing transfer restriction will not apply to, among other things, the transfer by Liberty of its shares of Charter common stock to Charter pursuant to existing buyback arrangements pursuant to the Existing Stockholders Agreement. The Liberty Voting Agreement will terminate upon, among other events, the termination of the Transaction Agreement in accordance with its terms. Under the Liberty Voting Agreement, Charter has agreed to indemnify Liberty for certain losses incurred in connection with or arising out of the Liberty Voting Agreement, including, subject to certain conditions, reasonable fees and expenses of Liberty incurred in the defense of any such claim brought by a third party.

In addition, on May 16, 2025, A/N entered into a voting agreement (the “A/N Voting Agreement” and together with the Liberty Voting Agreement, the “Voting Agreements”) with Charter and Cox Parent, pursuant to which, subject to certain conditions, A/N has committed to vote its shares of Charter Class A common stock and Class B common stock beneficially owned as of the applicable record date for the applicable stockholders meeting representing, as of May 16, 2025, approximately 12% of the total voting power of the issued and outstanding shares of Charter common stock in favor of the Certificate Amendment and the Equity Issuance at any meeting of the stockholders of Charter called to vote upon such matters and against any action or proposal in favor of any Charter Acquisition Proposal, provided that, if the Charter Board effects a change of recommendation in accordance with the Transaction Agreement, the number of shares held by A/N subject to the foregoing voting requirements shall be limited to 9.9% of the total voting power of shares of Charter common stock with any shares in excess of such amount to be voted on such matters in A/N’s discretion. In addition, A/N has agreed not to transfer any of its shares of Charter common stock, provided that the foregoing transfer restriction will not apply to, among other things, the transfer by A/N of its shares of Charter common stock to Charter pursuant to existing buyback arrangements pursuant to the Existing Stockholders Agreement. Under the A/N Voting Agreement, Charter has agreed to indemnify A/N for certain losses incurred in connection with or arising out of the A/N Voting Agreement, including, subject to certain conditions, reasonable fees and expenses of A/N incurred in the defense of any such claim brought by a third party. The A/N Voting Agreement will terminate upon, among other events, the termination of the Transaction Agreement in accordance with its terms.

The foregoing description of the Voting Agreements does not purport to be complete and is subject to, and qualified in its entirety by, the Voting Agreements, copies of which are attached as Exhibits 10.1 and 10.2 hereto and incorporated herein by reference.

Liberty Side Letter

In connection with the transactions contemplated by the Transaction Agreement, on May 16, 2025, Charter, Liberty, Fusion Merger Sub 1, LLC (“Merger LLC”) and Fusion Merger Sub 2, Inc. (“Merger Sub”) entered into a side letter (the “Liberty Side Letter”), pursuant to which, among other things, the parties agreed to accelerate the date of the closing of Liberty’s pending transaction with Charter (the “Liberty Closing”), as contemplated by the Agreement and Plan of Merger, dated as of November 12, 2024, by and among Charter, Liberty, Merger LLC and Merger Sub (as amended or supplemented, the “Liberty Merger Agreement”), to occur on the earlier of (a) immediately prior to the Closing, (b) the later of (i) June 30, 2027 and (ii) the third (3rd) business day after all conditions set forth in the Liberty Merger Agreement have been satisfied or waived (to the extent waivable), or at such other date and time as agreed to by the parties in writing or pursuant to Section 5.11(f) of the Liberty Merger Agreement and (c) solely if the Transaction Agreement is terminated in accordance with its terms (the “Cox Transaction Termination”), at Liberty’s election, the later of (i) the tenth (10th) business day after the Cox Transaction Termination and (ii) the third (3rd) business day after all conditions set forth in the Liberty Merger Agreement have been satisfied or waived (to the extent waivable), or at such other date and time as agreed to by the parties in writing or pursuant to Section 5.11(f) of the Liberty Merger Agreement.

In addition, Liberty has agreed to cause each of its director designees serving on the board of directors of Charter to resign, with such resignation conditioned on the occurrence of, and effective as of immediately prior to, the effective time of the Liberty Closing.

ITEM 8.01. OTHER EVENTS.

A/N Repurchase Letter Amendment

On May 16, 2025, Charter and A/N entered into an amendment (the “Repurchase Letter Amendment”) to the letter agreement, dated as of December 23, 2016 (as amended by that letter agreement, dated as of December 21, 2017 and supplemented by the letter agreement dated February 23, 2021, the “Original Letter Agreement”), by and between Charter and A/N, which sets forth, among other things, the updated terms of A/N’s participation in Charter’s share repurchases going forward.

Under the Repurchase Letter Amendment, A/N will sell to Charter or to Charter Holdings, generally on a monthly basis, a number of shares of Charter Class A common stock or Charter Holdings common units that represents a pro rata participation by A/N and its affiliates in any repurchases of shares of Charter Class A common stock from persons other than A/N effected by Charter during the immediately preceding calendar month, at a purchase price equal to the average price paid by Charter for the shares repurchased from persons other than A/N, Liberty or Cox Parent during such immediately preceding calendar month and excluding repurchases in privately negotiated transactions or deemed repurchases due to cashless exercise of or payment of withholding taxes with respect to director, officer or employee equity awards of Charter. The right to participate pro rata in repurchases on the terms and conditions set forth in the Repurchase Letter Amendment is effective only from the earlier of the Closing and the Cox Transaction Termination (such earlier date, the “Trigger Date”), and Charter has the right to terminate this arrangement (i) prior to the sixth anniversary of the Trigger Date, if an unforeseen circumstance arises that would cause the continued repurchases to result in any significant adverse impact to Charter as determined by Charter in good faith or (ii) at any time after such sixth anniversary. A/N has the right to terminate or suspend the repurchase arrangement at any time. Prior to the Trigger Date, the Original Letter agreement shall remain in full force and continue to govern A/N’s participation in Charter’s share repurchases, subject to certain amendments set forth in the Repurchase Letter Agreement.

The foregoing description of the Repurchase Letter Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the Repurchase Letter Amendment, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit	Description

2.1†	Transaction Agreement, dated as of May 16, 2025, by and among Charter Communications, Inc., Charter Communications Holdings, LLC and Cox Enterprises, Inc.
10.1	Voting Agreement, dated as of May 16, 2025, by and among Charter Communications, Inc., Cox Enterprises, Inc. and Liberty Broadband Corporation.
10.2	Voting Agreement, dated as of May 16, 2025, by and among Charter Communications, Inc., Cox Enterprises, Inc. and Advance/Newhouse Partnership.
10.3	Side Letter, dated as of May 16, 2025, by and among Charter Communications, Inc., Fusion Merger Sub 1, LLC, Fusion Merger Sub 2, Inc. and Liberty Broadband Corporation.
99.1	Amendment to Letter Agreement, dated as of May 16, 2025, by and between Charter Communications, Inc. and Advance/Newhouse Partnership.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

† Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Charter hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission (the “SEC”).

Cautionary Note Regarding Forward Looking Statements

This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), regarding, among other things, the proposed transaction between Charter and Cox Parent. Although we believe that our plans, intentions and expectations as reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions including, without limitation: (i) the effect of the announcement of the proposed transaction on the ability of Charter and Cox Parent to operate their respective businesses and retain and hire key personnel and to maintain favorable business relationships; (ii) the timing of the proposed transaction; (iii) the ability to satisfy closing conditions to the completion of the proposed transaction (including stockholder and regulatory approvals); (iv) the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (v) the ultimate outcome and results of integrating operations and application of Charter’s operating strategies to the acquired assets and the ultimate ability to realize synergies at the levels currently expected as well as potential dis-synergies; (vi) the impact of the proposed transaction on our stock price and future operating results, including due to transaction and integration costs, increased interest expense, business disruption, and diversion of management time and attention; (vii) the reduction in our current stockholders’ percentage ownership and voting interest as a result of the proposed transaction; (viii) the increase in our indebtedness as a result of the proposed transaction, which will increase interest expenses and may decrease our operating flexibility; (ix) litigation relating to the proposed transaction; (x) other risks related to the completion of the proposed transaction and actions related thereto; and (xi) the factors described under “Risk Factors” from time to time in Charter’s filings with the SEC.  Many of the forward-looking statements contained in this communication may be identified by the use of forward-looking words such as “believe,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” “estimated,” “aim,” “on track,” “target,” “opportunity,” “tentative,” “positioning,” “designed,” “create,” “predict,” “project,” “initiatives,” “seek,” “would,” “could,” “continue,” “ongoing,” “upside,” “increases,” “grow,” “focused on” and “potential,” among others.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. Charter assumes no obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

Additional Information

Charter intends to file a proxy statement with the SEC in connection with the proposed transaction. Investors and security holders of Charter and Cox Parent are urged to read the proxy statement and/or other documents filed with the SEC carefully in their entirety if and when they become available as they will contain important information about the proposed transaction. The definitive proxy statement (if and when available) will be mailed to stockholders of Charter.  Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Charter through the website maintained by the SEC at http://www.sec.gov or by contacting the investor relations department of Charter at 400 Washington Blvd., Stamford, CT 06902, Attention: Investor Relations, (203) 905-7801.

Participants in Solicitation

This communication is neither a solicitation of a proxy nor a substitute for any proxy statement or other filings that may be made with the SEC. Nonetheless, Charter and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding the interests of such potential participants will be included in one or more proxy statements or other documents filed with the SEC if and when they become available. These documents (if and when available) may be obtained free of charge from the SEC’s website http://www.sec.gov.

Charter anticipates that the following individuals will be participants (the “Charter Participants”) in the solicitation of proxies from holders of Charter common stock in connection with the proposed transaction: Eric L. Zinterhofer, Non-Executive Chairman of the Charter Board, W. Lance Conn, Kim C. Goodman, John D. Markley, Jr., David C. Merritt, Steven A. Miron, Balan Nair, Michael A. Newhouse, Martin E. Patterson, Mauricio Ramos, Carolyn J. Slaski and J. David Wargo, all of whom are members of the Charter Board, Christopher L. Winfrey, President, Chief Executive Officer and Director, Jessica M. Fischer, Chief Financial Officer, and Kevin D. Howard, Executive Vice President, Chief Accounting Officer and Controller.  Information about the Charter Participants, including a description of their direct or indirect interests, by security holdings or otherwise, and Charter’s transactions with related persons is set forth in the sections entitled “Proposal No. 1: Election of Directors”, “Compensation Committee Interlocks and Insider Participation”, “Compensation Discussion and Analysis”, “Certain Beneficial Owners of Charter Class A Common Stock”, “Certain Relationships and Related Transactions”, “Proposal No. 2: Approve the Charter Communications, Inc. 2025 Employee Stock Purchase Plan”, “Pay Versus Performance” and “CEO Pay Ratio” contained in Charter’s definitive proxy statement for its 2025 annual meeting of shareholders, which was filed with the SEC on March 13, 2025 (which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0001091667/000114036125008627/ny20042259x1_def14a.htm) and other documents subsequently filed by Charter with the SEC. To the extent holdings of Charter stock by the directors and executive officers of Charter have changed from the amounts of Charter stock held by such persons as reflected therein, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each of Charter Communications, Inc. and CCO Holdings, LLC has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC.
Registrant

	By:	/s/ Jessica M. Fischer
Jessica M. Fischer
Date: May 19, 2025		Chief Financial Officer

CCO HOLDINGS, LLC
Registrant

	By:	/s/ Jessica M. Fischer
Jessica M. Fischer
Date: May 19, 2025		Chief Financial Officer